5,300,000 Shares

Common Stock
Par Value $1.00 Per Share

UNDERWRITING AGREEMENT

August 20, 2002

UNDERWRITING AGREEMENT

August 20, 2002

UBS Warburg LLC
Brean Murray & Co., Inc.
Keefe, Bruyette & Woods, Inc.
As Representatives of the Several Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

     W Holding Company, Inc., a Puerto Rico corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 5,300,000 shares (the “Firm Shares”) of common stock, par value $1.00 per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to 795,000 additional shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares”. The Shares are described in the Prospectus that is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-92418) including a prospectus, relating to the Shares, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (which shall include any preliminary prospectus supplement) and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement”, and the prospectus, including the final prospectus supplement and all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), is herein called the “Prospectus”.

     The Company and the Underwriters agree as follows:

     1.     Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly (but in any event subject to the terms of Section 8 hereof), agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $16.1075 per Share. The Company is advised by you that the

Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the third business day1 after the date on which the option shall have been exercised nor later than the fifth full business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

     2.     Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date hereof (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the “time of purchase”. Electronic transfer of the Firm Shares shall be made to you through DTC for the accounts of the Underwriters at the time of purchase in such names and in such denominations as you shall specify.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

     Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New

1 As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

York 10004, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares and/or the Additional Shares, as the case may be.

     3.     Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

          (a)  the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose; each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied, when it became effective, complies and will comply in all material respects with the provisions of the Act and the Prospectus will comply in all material respects with the provisions of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not, when it became effective, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

          (b)  the Company had, as of the date set forth in the Prospectus, a duly authorized and outstanding capitalization as set forth under the caption “Capitalization” in the Prospectus and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading entitled “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock including the Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal, state and Commonwealth of Puerto Rico securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (c)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Company is a financial holding company under the Bank Holding Company Act of 1956 (the “BHCA”) and is and will be at the time of purchase in good standing with the Board of Governors of the Federal Reserve System;

          (d)  the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”), and the Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where a violation of such laws, orders, rules, regulations or directives would not result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Company has no subsidiaries (as defined in the Exchange Act) other than Westernbank Puerto Rico (“Westernbank”), Westernbank Insurance Corp. and Westernbank World Plaza, Inc. (collectively, the “Subsidiaries”); complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

          (e)  neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or by-laws; neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), the performance or observance of any term, obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound except for such breaches or defaults that would not result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws, of the Company or any of the Subsidiaries; the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except for such conflicts, breaches or defaults that would not result in a Material Adverse Effect;

          (f)  this Agreement has been duly authorized, executed and delivered by the Company;

          (g)  the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (h)  the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

          (i)  no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required of or by the Company in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby except such approvals, authorizations, consents, orders or filings as have already been obtained or made and the registration of the Shares under the Act, which has been or will be effected;

          (j)  Except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

          (k)  Deloitte & Touche LLP, whose report on the consolidated financial statements and related notes of the Company and the Subsidiaries is filed with the Commission as part of or incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the Act;

          (l)  each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business except where the lack of such licenses, authorizations, consents and approvals would not, individually, or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could have a Material Adverse Effect;

          (m)  all legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (n)  there are no actions, suits, claims, investigations or proceedings pending or to the knowledge of the Company threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

          (o)  the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved except as described in the financial statements or notes thereto; any pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated as required;

          (p)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change in the business, properties, management, financial condition, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company or the

Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries except as contemplated by this Agreement or (v) any dividend or distribution of any kind declared, paid or made on any class of the capital stock of the Company; except in each such case in the ordinary course of business consistent with the Company’s current practice and neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement or the documents incorporated by reference therein;

          (q)  the Company has obtained for the benefit of the Underwriters agreements (each a “Lock-Up Agreement”), in the forms agreed to by the Company and the Underwriters, of each of its directors and executive officers; and the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS Warburg LLC;

          (r)  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

          (s)  all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

          (t)  each of the Company and the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is outstanding and fully in force on the date hereof and will be outstanding and duly in force at the time of purchase and additional time of purchase, as the case may be;

          (u)  neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (v)  the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or, to the knowledge of the Company after due inquiry, any other party to any such contract or agreement;

          (w)  the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (x)  any statistical and market-related data included or incorporated by reference in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

          (y)  neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (z)  neither the Company, nor any of the Subsidiaries, nor to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries, has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or Prospectus;

          (aa)  the Company or the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets described in the Registration Statement and Prospectus as being owned or licensed by them, which the Company believes are necessary for the conduct of its business and which the failure to own, license or have such rights could have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the knowledge of the Company, will be able to establish their rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or to the Company’s knowledge threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or to the Company’s knowledge threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or to the Company’s knowledge threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company’s knowledge there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable which has not been disclosed to the U.S. Patent and Trademark Office;

          (bb)  neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not have a Material Adverse Effect individually or in the aggregate to the Company and the Subsidiaries, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the

Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the best knowledge of the respective managements of the Company or any of the Subsidiaries, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

          (cc)  (i) each of the Company and the Subsidiaries is in compliance with and has no liability under any and all applicable laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements and the common law relating to the protection of public health or the environment, the release or threatened release of hazardous materials (including, without limitation, any material, substance, waste, constituent, compound, pollutant or contaminant, including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product), subject to regulation or which can give rise to liability under the Environmental Laws (as hereinafter defined), natural resource damages, or occupational safety and health (collectively, “Environmental Laws”) and (ii) each of the Company and the Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations, contained in the Environmental Laws;

          (dd)  in the ordinary course of its respective businesses, the Company and each of the Subsidiaries conduct a periodic review of the effect of the Environmental Laws on its respective businesses, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); there are no past or present events, conditions, activities, practices, actions, or plans relating to the business operations or properties of the Company or any of the Subsidiaries that could be reasonably expected to interfere with or prevent compliance or continued compliance with the Environmental Laws, or which could be reasonably expected to give rise to any liability based on or related to the Environmental Laws;

          (ee)  the Company and each of the Subsidiaries have good and marketable title to all property and assets (real and personal) described in the Prospectus and the Registration Statement as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement or the documents incorporated by reference therein or as individually, or in the aggregate, would not result in a Material Adverse Effect; and all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

           (ff) customer deposit accounts in Westernbank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to applicable limits, and no proceeding for the termination or renegotiation of such insurance is pending or to the Company’s knowledge, threatened. Westernbank is a member in good standing of the Federal Home Loan Bank of New York; and

          (gg)  The Chief Executive Officer and the Chief Financial Officer have provided the certificate required under 18 U.S.C. 1350 to the Commission as an accompaniment to the Company’s Form 10-Q in the form previously furnished to you.

     No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be when made, inaccurate, untrue, or incorrect in any material respect. In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     4.     Certain Covenants of the Company. The Company hereby agrees:

          (a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)  to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement has become effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c)  to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when any Prospectus or prospectus supplement is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

          (d)  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

          (e)  subject to Section 4(n) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

          (f)  if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

          (g)  to make available to you promptly and, upon request furnish, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

          (h)  to advise the Underwriters promptly of the happening of any event within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (i)  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any event not later than eighteen months after such effective date;

          (j)  to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and of cash flow) of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

           (k) to furnish to you five copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (l)  to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

          (m)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

          (n)  to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

          (o)  to use its best efforts to cause the Shares to be listed on the New York Stock Exchange;

          (p)  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective;

          (q)  to comply with all provisions of all undertakings contained in the Registration Statement; and

          (r)  to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act and (vi) the performance of the Company’s other obligations hereunder; and not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS Warburg LLC, except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants, or upon conversion of securities convertible into Common Stock, disclosed as outstanding in or incorporated by reference in the Registration Statement and the Prospectus and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus.

     5.     Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, at UBS Warburg LLC’s request, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     6.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Hogan & Hartson L.L.P., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form substantially as attached hereto as Exhibit A and reasonably satisfactory to Sullivan & Cromwell, counsel for the Underwriter.

          (b)  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Biaggi & Biaggi, special Puerto Rico counsel for the Company (which shall expressly state that counsel to the Underwriters may rely on such opinion as if it were addressed to them), addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Sullivan & Cromwell, counsel for the Underwriters, stating that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to

execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

(ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico with full corporate power and authority to own, lease and operate its properties and to conduct its business;

(iii) the Company and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and/or in which they own or lease real property or maintain an office and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) the Shares have been duly authorized and validly issued and are fully paid and non-assessable;

(vi) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free of statutory preemptive rights, resale rights, rights of first refusal and similar rights; the Shares when issued will be free of statutory preemptive rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(vii) all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim;

(viii) none of the outstanding shares of capital stock or ownership interests in the Subsidiaries was issued in violation of preemptive or similar rights of any securityholder of any Subsidiary granted by law or such Subsidiaries’ articles of incorporation;

(ix) no approval, authorization, consent or order of or filing with any state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

(x) the form of certificate used to evidence the Shares complies in all material respects with all applicable Commonwealth of Puerto Rico statutory requirements and with any applicable requirements of the certificate of incorporation and by-laws of the Company; and

(xi) to the best of such counsel’s knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (c)  You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg LLC.

          (d)  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion and letter of Sullivan & Cromwell, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (e)  No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed prior to the time the Registration Statement became effective to which you objected in writing.

          (f)  Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g)  Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any development involving a prospective material adverse change, financial or otherwise (other than as specifically identified in the Registration Statement and Prospectus), in the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, shall have occurred or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

          (h) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f) and (g) of this Section 6 have been met.

          (i)  You shall have received signed agreements referred to in Section 3(q).

          (j)  The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

          (k)  The Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

          (l)  Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

     7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, stockholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus; or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(r), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8.     Increase in Underwriters’ Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement or otherwise.

     9.     Indemnity and Contribution.

          (a)  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

     If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel necessary in connection with such Proceeding) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b)  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such

Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel necessary in connection with such Proceeding) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c)  If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d)  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e)  The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     10.     Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth, seventh, eighth and ninth paragraphs of text under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     11.     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 19 West McKinley Street, Mayagüez, Puerto Rico 00680, Attention: Freddy Maldonado.

     12.     Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13.     Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, Freddy Maldonado as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

     14.     Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15.     Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     16.     Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

     17.     Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

W HOLDING COMPANY, INC

By /s/

Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

By: UBS WARBURG LLC

By: /s/
Title:

By: /s/
Title:

SCHEDULE A

Number of
Underwriters	Firm Shares

UBS Warburg LLC	2,612,500
Brean Murray & Co., Inc.	1,425,000
Keefe, Bruyette & Woods, Inc.	712,500
Legg Mason Wood Walker, Incorporated	50,000
SunTrust Capital Markets, Inc.	50,000
Morgan Keegan & Company, Inc.	50,000
Putnam Lovell Securities Inc.	50,000
SandIer O’Neill & Partners, L.P.	50,000
Fox-Pitt, Kelton Inc.	50,000
Janney Montgomery Scott LLC	50,000
Wachovia Securities, Inc.	50,000
A.G. Edwards & Sons, Inc.	50,000
Raymond James & Associates, Inc.	50,000
Ryan, Beck & Co., LLC	50,000
Total	5,300,000

Exhibit A

     (a)  The Company and each of the Subsidiaries is validly existing as a corporation under the laws of the Commonwealth of Puerto Rico.

     (b)  The Company is registered as a bank holding company under the BHCA.

     (c)  As of the date of the certificate specified in paragraph 19 above, the Company’s election to be treated as a financial holding company was in full force and effect.

     (d)  The Agreement has been duly executed and delivered on behalf of the Company.

     (e)  The authorized, issued and outstanding capital stock of the Company, as of March 31, 2002, was set forth under the caption “Capitalization” in the Prospectus. All shares of capital stock of the Company shown as issued and outstanding under said caption are duly authorized and, assuming the receipt of consideration therefore as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Prospectus. No holder of outstanding shares of Common Stock of the Company has any statutory preemptive right under the PRGCL or, to our knowledge, any contractual right to subscribe for any of the Shares and no holder thereof is subject to personal liability by reason of being such a holder.

     (f)  Except as otherwise stated in the Registration Statement, all of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, in each case, to our knowledge, subject to no security interest, other encumbrance or adverse claim. To our knowledge, none of the Subsidiaries has issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of such Subsidiary, except as described in the Prospectus.

     (g)  The information in the Prospectus under the caption “Description of Common Stock,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects. The Common Stock conforms in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Capital Stock—Description of Common Stock.”

     (h)  The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion), comply as to form in all material respects with the requirements of the Securities Act.

     (i)  The Registration Statement has become effective under the Securities Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the SEC.

     (j)  No approval or consent of, or registration or filing with the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico or the Board of Governors of the Federal Reserve System is required to be obtained or made by the Company in connection with the execution, delivery and performance as of the date hereof by the Company of the Agreement except for such approvals, consents, registrations or filings that have been obtained or made.

     (k)  The execution, delivery and performance on the date hereof by the Company of the Agreement do not (i) violate the PRGCL or the Certificate of Incorporation or Bylaws of the Company, (ii) violate any applicable provision of the Puerto Rico Banking Law or the BHCA, (iii) to our knowledge, violate any court or administrative order, judgment, or decree that names the Company and is specifically directed to it or any of its property, and (iv) breach or constitute a default under any agreement or contract to which the Company or its Subsidiaries is a party filed as an exhibit to the Registration Statement.

     (l)  The Exchange Act reports and proxy statement of the Company incorporated by reference in the Registration Statement and Prospectus under the heading “Incorporation by Reference” in the base Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the SEC, complied as to form in all material respects with the Securities Act or Exchange Act (except for the financial statements and supporting schedules included therein, as to which we express no opinion).

     (m) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (n)  The Shares have been authorized for listing by the New York Stock Exchange, subject to official notice of issuance.

     (o)  The information in the Prospectus under “Taxation—United States Taxation” and in the Registration Statement under Item 15, to the extent that it constitutes a discussion of federal law, summaries of legal matters involving federal law, the Company’s Charter and Bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (p)  To our knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to us to have any securities issued by the Company and owned by them registered pursuant to the Act, included in the Registration Statement or sold in the offering contemplated thereby, except for such rights as have been complied with or waived.

     (q)  The deposit accounts of Westernbank are insured by the FDIC. Westernbank is a member of the Federal Home Loan Bank of New York.